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                                                                     EXHIBIT 4.1


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


WARRANT NO. SEK-___                                             _________ Shares


              Void after 5:00 p.m. Minnesota Time, January 4, 2002.


                               WARRANT CERTIFICATE

                                       OF

                                 STRATASYS, INC.


     This Is To Certify That, FOR VALUE RECEIVED, _____, with an address at ___________________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Stratasys, Inc., a Delaware corporation (the "Company"), Sixteen Thousand (16,000) fully paid, validly issued and non-assessable shares of Common Stock ("Common Stock") of the Company, without par value, at an exercise price of $13.875 per share at any time or from time to time during the period from the date hereof until 5:00 p.m. Minnesota time, on January 4, 2002. The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares", and the exercise price of a Warrant Share is hereinafter sometimes referred to as the "Exercise Price".

          (a) EXERCISE OF WARRANT. This Warrant may be exercised, at the option of the Holder, in whole or in part (but no partial exercise shall be for less than 500 Warrant Shares) at any time or from time to time on or after the date hereof and until January 4, 2002; provided, however, that if such day is a day on which banking institutions in the State of Minnesota are authorized by law to close, then this Warrant may be exercised on the next succeeding day which shall not be such a day. This
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Warrant may be exercised by presentation and surrender of this warrant certificate (the "Warrant Certificate") to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto as EXHIBIT "1" duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided that such exercise is in accordance with the provisions set forth herein. As soon as practicable after each such exercise of the Warrant, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver new Warrant(s) evidencing the rights of the holder thereof to purchase the balance of the Warrant Shares purchasable thereunder in such denominations requested by the Holder, but not to purchase less than 500 Warrant Shares or the balance if less. Upon exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

          (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

          (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share remaining upon exercise hereof, the Company shall issue the next lower number of full shares and, if the Holder has paid any amount in excess of the exercise price for such lower number of full shares, return to the Holder such amount.

          (d) LOSS OF WARRANT. Upon receipt by the Company or its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in
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the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

          (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. The acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any warrant agreement with a warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder set forth in this Warrant.

          (f) ANTI-DILUTION PROVISIONS. After each adjustment of the Exercise Price pursuant to this Section (f), the number of shares of Common Stock purchasable upon the exercise of the Warrant shall be the number of Warrant Shares receivable upon exercise hereof prior to such adjustment multiplied by a fraction, the numerator of which shall be the original Exercise Price as defined above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price shall be subject to adjustment as set forth below:

               (i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder, upon exercise, shall be entitled to receive the number of shares of capital stock of the Company which the Holder would


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have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               (ii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.01; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

               (iii) No adjustment of the Exercise Price shall be made except on the conditions set forth in this Section (f). Without limitation to the foregoing, there shall be no adjustment pursuant to this Section (f) should the Company issue any capital stock for cash or other consideration on terms approved by the Board of Directors.

               (iv) In case of any (A) reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant, (B) consolidation or merger of the Company with or into another corporation where the Company is not the surviving entity or (C) sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of the Warrant shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other


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securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided elsewhere in this Section (f). The above provisions of this Section (f) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (g) TRANSFERABILITY; INVESTMENT REPRESENTATIONS. This Warrant shall be fully transferrable, except as provided herein. No transfer may take place in violation of any securities laws or regulations. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (b) it has no present intention to resell or otherwise dispose of all or part of this Warrant, other than to officers, directors, employees and affiliates of the Holder. Other than pursuant to registration under federal and applicable state securities laws or an exemption from such registration, the availability of which the Company shall determine in its reasonable discretion, neither this Warrant nor any Warrant Shares may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be transferred or to whom Warrant Shares are to be issued or transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing this Warrant (or any part thereof) and any Warrant Shares shall bear appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to


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give written notice to the Company before transferring this Warrant or any
Warrant Shares of the Holder's intention to do so, describing briefly the manner of any proposed transfer. Within ten (10) days after receiving such written notice, the Company shall notify the Holder as to whether such transfer may be effected and of the conditions to any such transfer. Upon transfer, the transferee(s) shall become Holders hereunder.



          (h) CONVERSION RIGHTS.

               (i) In lieu of exercise of any portion of the Warrants as provided in Section (a) hereof, the Warrants, or any portion thereof, may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of Warrants to be so converted, (b) the number of shares of Common Stock then issuable upon the exercise of each Warrant and (c) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion.

               (ii) The conversion rights provided under this Section (h) may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as EXHIBIT "2". The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the


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Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.


          (i) REGISTRATION RIGHTS. The Company hereby agrees to enter into a registration rights agreement with the Holder, a copy of which is attached hereto as EXHIBIT "3" and made a part hereof (the "Registration Rights Agreement"). The Registration Rights Agreement shall entitle the Holder of the Warrants to one demand registration and two piggyback registration rights.

          (j) NOTICES. All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax, one (1) day after being sent by overnight courier service or three (3) days after being mailed, first-class postage prepaid, in the case of the Company to Stratasys, Inc., 14950 Martin Drive, Eden Prairie, MN 55344, and in the case of the Holder to the address set forth herein, with a copy to Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, or to such other address as such party shall have specified by notice to the other party hereto. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

          (k) MISCELLANEOUS. This Warrant contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against


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whom enforcement is sought; provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Warrant will not be assigned by either party hereto and shall be interpreted under the laws of the State of Minnesota without application to the principles of conflicts of laws.

                                            STRATASYS, INC.



                                            By:
                                                --------------
                                                S. Scott Crump
                                                President

                                            Dated:







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

EXHIBIT 1



                                  PURCHASE FORM



Dated _________________,199_



     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________________ shares of Common Stock and hereby makes payment of $_________________ in payment of the actual exercise price thereof.





                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name ___________________________________________________________________________
                  (Please typewrite or print in block letters)


Address ________________________________________________________________________

Social Security or TIN Number __________________________________________________



                Signature ______________________________________________________


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                                                                       EXHIBIT 2


                              NOTICE OF CONVERSION

     The undersigned hereby irrevocably elects to convert, pursuant to Section
(h) of the Warrant Certificate accompanying this Notice of Conversion, Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

     The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section (h)of the accompanying Warrant Certificate.


                     Date:__________________________________

                     Name of Holder ________________________

                     Signature _____________________________

                     Address: ______________________________

                     _______________________________________

                     _______________________________________



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